SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934

                Date of Report (Date of earliest event reported):
                       August 30, 2000 (August 15, 2000)



                                  EQUITEX, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                           0-12374                          84-0905189
 -------------------------------------------------------------------------------
(State or other                    (Commission                 (I.R.S. Employer
 jurisdiction                       File Number)             Identification No.)
 of incorporation)



                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                           --------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940




                   -------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 15, 2000, to be effective June 28, 2000, the Registrant entered into a rescission agreement with the previous owner of First Bankers Mortgage Services, Inc. ("FBMS"), Vincent Muratore, in which the Company and Mr. Muratore agreed to rescind the terms of the August 23, 1999 FBMS Agreement and Plan of Reorganization. Under the terms of the rescission agreement, all assets and liabilities of FBMS as of June 28, 2000 were returned to Mr. Muratore. Pursuant to the terms of the settlements relating to the rescission agreement, the parties have agreed that the Registrant's wholly-owned subsidiary, nMortgage, will retain certain technological rights which were developed since August 23, 1999, and which were funded through the Registrant's investments in nMortgage. In addition, as part of the settlement, the Registrant has agreed to issue up to 50 additional shares of its Series E Convertible Preferred Stock to fund the resolution of certain claims against FBMS. The technological rights that were retained have been valued at approximately $2,500,000, which is to be amortized over a three-year period. As a result of the rescission agreement, the Company divested itself of the assets, liabilities, and operations of FBMS as of June 28, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro-Forma Financial Information Regarding Recission of FBMS Acquisition

     The following pro forma information has been prepared assuming the recission of FBMS had taken place on January 1, 2000 and January 1, 1999. The pro forma information includes adjustments to remove the operating results of FBMS, related amortization of goodwill arising from the acquisition of FBMS, and the loss on the FBMS rescission, and to include amortization expense related to the technological rights retained in the rescission transaction. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transaction been effected on the assumed date.

                                                 Six Months
                                                    Ended         Year Ended
                                                June 30, 2000  December 31, 1999
                                                -------------  -----------------
   Revenues                                      $ 345,000          $ 872,000
   Net loss                                    $(2,195,000)       $(4,898,000)
   Net loss applicable to common shareholders  $(2,231,000)       $(8,167,000)
   Basic and diluted loss per common share          $ (.31)           $ (1.22)
   Shares used in per share calculation          7,140,293          6,718,170



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(c) Exhibits.

     10.1 Recission  Agreement  among  Vincent  Muratore,   Equitex,   Inc.  and
          nMortgage, Inc. (FILED HEREWITH).



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.




                                       By /s/ Henry Fong
                                          ---------------------------
Date: August 30, 2000                     Henry Fong, President




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